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                                                                 EXHIBIT 23.6


                [WILLIAMSON PETROLEUM CONSULTANTS LETTERHEAD]



               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.


As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the references to our firm and to our reserves report entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Properties in Louisiana and Texas, Effective June 30, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8496" dated September 17, 1997 in the Annual Report on Form 10-K of Chesapeake Energy Corporation incorporated by reference into the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Chesapeake Energy Corporation to be filed with the Securities and Exchange Commission on or about February 9, 1998.



                                   /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

                                       WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
February 9, 1998